Exhibit 10.2
EXECUTION VERSION
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
AMENDMENT NO. 1 TO note purchase AGREEMENT (this “Amendment”), dated as of November 4, 2020, is made by and among Barings BDC, Inc., a Maryland corporation (the “Company”), and each of the purchasers and the holders of the Notes (as defined below) (collectively, the “Holders”).
W I T N E S S E T H:
WHEREAS, reference is hereby made to that certain Note Purchase Agreement, dated as of August 3, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”), by and among the Company and the Holders from time to time party thereto, pursuant to which the Company (i) previously issued and sold to the Holders $50,000,000 in aggregate initial principal amount of its 4.66% Series A Senior Unsecured Notes due August 4, 2025 (the “Series A Notes”) and (ii) authorized the future issuance and sale of its additional Senior Unsecured Notes due August 4, 2025 in an aggregate principal amount of up to $50,000,000 (the “Additional Notes”, and together with the Series A Notes, collectively, the “Notes”) within the limits prescribed by, and subject to the terms and conditions of, the Note Purchase Agreement.
WHEREAS, the Company is entering into a new Note Purchase Agreement to be dated on or about the date hereof (the “New NPA”), pursuant to which the Company will issue $175,000,000 in aggregate principal amount of its senior unsecured notes to the purchasers party thereto and, in connection therewith, Massachusetts Mutual Life Insurance Company and/or one or more affiliates or managed funds of Barings LLC have agreed to purchase $25,000,000 in aggregate principal amount of the senior unsecured notes to be issued by the Company pursuant to the New NPA.
WHEREAS, in consideration of the foregoing, the Company and the Holders wish to reduce the amount of Additional Notes (as defined in the Note Purchase Agreement) that may be issued and sold from $50,000,000 to $25,000,000 and, in furtherance of such reduction, amend certain provisions of the Note Purchase Agreement as described herein in accordance with Section 17.1 of the Note Purchase Agreement.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I. – DEFINITIONS
SECTION 1.01    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
Article II. – AMENDMENT
SECTION 2.01    Amendments to Note Purchase Agreement. The following provisions of the Note Purchase Agreement are hereby amended as follows:
(a)    Each reference to “Up to $50,000,000 of Additional Senior Unsecured Notes Due August 4, 2025” set forth on the cover page of the Note Purchase Agreement and on the first page of the Note Purchase Agreement above the date “August 3, 2020” is hereby amended in its entirety and replaced with “Up to $25,000,000 of Additional Senior Unsecured Notes Due August 4, 2025”.

(b)    Section 1.2 of the Note Purchase Agreement is hereby amended by deleting the reference to “$50,000,000” and inserting “$25,000,000” in lieu thereof.
(c)    Section 2.2(a) of the Note Purchase Agreement is hereby amended by deleting the reference to “$50,000,000” set forth in the first sentence of such Section and inserting “$25,000,000” in lieu thereof.
(d)    The Purchaser Schedule of the Note Purchase Agreement is hereby amended by deleting “$50,000,000” set forth opposite the phrase “Commitment to Purchase Additional Notes (and Commitment percentage)” and inserting “$25,000,000” in lieu thereof.
Article III. – CONDITIONS TO EFFECTIVENESS
SECTION 3.01    Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to fulfillment of the following conditions (the date on which such condition is satisfied being referred to herein as the “Amendment Effective Date”):
(a)    The Holders shall have received executed counterparts to this Amendment from the Company and the Holders.
(b)    Each of the representations and warranties made by the Company in Section 4.01 of this Amendment shall be true and correct as of the Amendment Effective Date.
Article IV.– REPRESENTATIONS AND WARRANTIES
SECTION 4.01    Representations and Warranties. As of the date of this Amendment, the Company represents and warrants to each of the Holders that:
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    This Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Amendment constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    The execution, delivery and performance by the Company of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any (A) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected or (B) the corporate charter or by-laws of the Company, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, in each case, except where any of the foregoing

(other than clause (i)(B) above), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Article V.– MISCELLANEOUS
SECTION 5.01    Governing Law; Jurisdiction. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. The jurisdiction and waiver of right to trial by jury provision in Section 22.7 of the Note Purchase Agreement is incorporated herein by reference, mutatis mutandis.
SECTION 5.02    Effect on Note Purchase Agreement.
(a)    On and after the Amendment Effective Date, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Note Purchase Agreement as amended hereby and each reference in the Subsidiary Guaranty to “the Note Purchase Agreement” shall mean and be a reference to the Note Purchase Agreement as amended hereby.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Holder under the Note Purchase Agreement, the Notes or the Subsidiary Guaranty, nor constitute a waiver of any provision of the Note Purchase Agreement, the Notes or the Subsidiary Guaranty or in any way limit, impair or otherwise affect the rights and remedies of the Holders under the Note Purchase Agreement, the Notes or the Subsidiary Guaranty, except as expressly provided herein. The Company hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Note Purchase Agreement and the Notes (after giving effect to this Amendment).
SECTION 5.03    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns, and upon the Holders and their respective successors and permitted assigns.
SECTION 5.04    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 5.05    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Amendment.  Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 5.06    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 5.07    Fees and Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses due and payable under Section 15.1 of the Note Purchase Agreement (which includes the reasonable and documented legal fees and out-of-pocket charges and disbursements of Akin Gump Strauss Hauer & Feld LLP, as counsel to the Holders) in connection with this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BARINGS BDC, INC.
as Company

By:	/s/ Thomas F. Moses
	Name:	Thomas F. Moses
	Title:	Treasurer

[Signature Page to Amendment No. 1 to Note Purchase Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By:	/s/ John Brown
	Name:	John Brown
	Title:	Managing Director
[Signature Page to Amendment No. 1 to Note Purchase Agreement]